EXHIBIT 10.27

PROMISSORY NOTE EXTENSION AGREEMENT

$50,000.00	June 24, 2013

For value received, Guardian 8 Holdings, a Nevada corporation (the “Maker”) promised to pay to Corey Lambrecht, or its registered assigns or successors in interest (the “Holder”) the Principal Amount and Interest (both as defined below) in the manner and upon the terms and conditions as set forth in that Term Note (“Note”) in the sum of Fifty Thousand Dollars ($50,000), dated March 26, 2013, which Note becomes due and payable on or about June 24, 2013.

By execution by the parties herein, this Promissory Note Extension Agreement extends the Maturity Date of the Note to and including September 1, 2013. All terms and conditions of the Note shall remain the same other than the Maturity Date.

IN WITNESS WHEREOF, Maker and Holder have caused this Promissory Note Extension Agreement to be executed and delivered as of the day and year first above written.

“Maker”
Guardian 8 Holdings
a Nevada corporation

By: /s/ C. Stephen Cochennet
                                                                                                C. Stephen Cochennet, Chief Executive Officer

“Holder”

/s/ Corey Lambrecht
Corey Lambrecht